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                                                                    EXHIBIT 10.5

                            1980 STOCK OPTION PLAN

                                      OF

                         COMPUTER SCIENCES CORPORATION


     1. PURPOSE. The purpose of this 1980 Stock Option Plan of Computer Sciences Corporation (the "Plan") is to further the growth and development of Computer Sciences Corporation and each subsidiary (as the term "subsidiary" is defined in Section 425(f) of the Internal Revenue Code) of Computer Sciences Corporation (herein referred to collectively with its subsidiaries as the "Company") by providing additional incentives to certain employees who have been or will be given responsibility for the management of the Company's business affairs, by assisting such employees to become owners of common stock of the Company through the issuance of options to purchase shares of common stock and thus to benefit directly from the growth, development and financial success of the Company.

     2. ADMINISTRATION. The Plan shall be administered by a committee of three members (the "Committee") appointed by the Board of Directors, at least two of whom shall be members of the Board of Directors, and each of whom shall be a "disinterested person," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any equivalent term defined in any law, rule or regulation which may replace Rule 16b-3. The Committee shall hold office at the pleasure of the Board of Directors. The Committee shall have full authority, in its discretion, to determine the employees to whom options may be granted and the number of shares covered by such options. However, the Committee may delegate this authority to the Executive Committee of the Board of Directors of the Company with respect to all employees of the Company other than officers and directors. The Committee is authorized to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to amend or revoke any such rules and to make interpretations of the Plan and any such rules consistent with the basic purpose of the Plan. All actions taken and all determinations made by the Committee in good faith shall be final and binding upon any person interested in the Plan. The Committee shall cause to be maintained such records as may be necessary to reflect all options granted under the Plan, the dates of such grants and the amount of shares covered thereby and may rely upon advice from the Company as to the commencement or termination of employment of participants.

     3. SHARES SUBJECT TO THE PLAN. A total of 600,000 shares of the Company's common stock, $1.00 par value, shall be available under the Plan, subject to adjustment as provided in paragraph 4 below. Such shares shall be from either authorized but unissued shares or issued shares reacquired by the Company. If any option expires or is cancelled without having been fully exercised, the
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number of shares as to which such option was not exercised may again be optioned hereunder.

     4. ADJUSTMENT OF SHARES. If the outstanding shares of common stock of the Company are changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Plan and the option price and number of shares subject to outstanding options granted under the Plan shall be proportionately adjusted. If the outstanding shares of common stock of the Company shall be exchanged for a different number or class of shares of stock of the Company by reason of a merger, reorganization, recapitalization or other change in the corporate stock structure, there shall be substituted for each share of common stock then subject to the Plan and to outstanding options granted under the Plan, the number and kind of shares of stock into which each outstanding share of common stock of the Company shall be so exchanged (except as provided in paragraph 6(f) below). In the event of any such adjustment, the purchase price per share for outstanding options granted under the Plan shall be proportionately adjusted.

     5. PARTICIPANTS. All officers and other key employees of the Company shall be eligible to receive options and thereby become participants in the Plan, except that no employee who, at the time such option would otherwise be granted, owns stock possessing more than 5 % of the total combined voting power of all classes of stock of the Company shall be eligible to participate. In granting options, the Committee may include or exclude previous participants as the Committee may determine.

     6. OPTIONS.
     (a) GRANT OF OPTIONS. Options to purchase shares of the common stock of the Company shall be granted by the Committee, on behalf of the Company, commencing after approval of shareholders. The Committee shall, from time to time and within the limits of the Plan, designate officers and other key employees of the Company to whom options are to be granted, the date of grant, the number of shares to be optioned to each, and the option price. As a condition of being granted an option, an employee of the Company shall execute and deliver to the Company a Stock Option Agreement with such provisions as to option prices and such other terms, including methods of withholding or prepaying required taxes, not inconsistent with the Plan as the Committee may specify.
     (b) OPTION PRICE. The price of the shares covered by each option granted under the Plan shall be set by the Committee in its sole discretion at an option price not less than one hundred percent of the fair market value of such shares on the date such option is granted.
     (c) COMMENCEMENT OF EXERCISABILITY. Each option shall become exercisable at such time or times as the Committee shall determine in its sole discretion, subject, however, to the following limitations: (i) the option shall not be exercisable as to any shares covered thereby for a period of at least one year
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from the date the option is granted; (ii) the option may become exercisable as to not more than 20% of the shares covered thereby at the expiration of at least one year after the date the option is granted and may become exercisable as to not more than an additional 20% of the shares covered thereby at the expiration of each of the second, third, fourth and fifth years after the date the option was granted; and (iii) the option shall become exercisable as to all shares covered thereby not later than thirty days prior to the expiration of the tenth year after the date the option is granted. Notwithstanding the foregoing but subject to the provisions of paragraph 7 below, options shall become exercisable in full pursuant to the provisions of paragraph 6(f) below. In addition, options granted to an employee who has died or suffered a permanent disability and whose contributions to the affairs of the Company have been determined by the Board of Directors of the Company to have been outstanding may, at the discretion of the Board of Directors of the Company, become exercisable in full.
     (d) TERMINATION OF EXERCISABILITY. Upon the first to occur of the following events, each then unexercised option or part thereof shall expire: (i) ten years from the date such option was granted; or (ii) the date of termination of employment for any reason whatsoever. However, in the event of termination of employment by reason of death or permanent disability, any unexercised option which was exercisable on the date of termination of employment may, within one year thereafter, be exercised in full or in part by such holder or, in the case of death, by any person empowered to do so under the deceased option holder's will or under the then applicable laws of descent and distribution.
     (e) EXERCISE OF OPTIONS. Each option shall be exercisable during the lifetime of an option holder, only by the option holder or a court-appointed representative. Any exercisable option may be exercised in whole or in part; provided, however, the Company shall not be required to issue fractional shares. Subject to the foregoing, all or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the term of the option in addition to other shares with respect to which the right to purchase has accrued. An option may be exercised only by delivery to the Secretary or the Corporate Controller of the Company of a notice in writing stating that such option or part thereof is exercised and payment of the option price in full in cash or by certified or cashier's check for the shares with respect to which such option or part is thereby exercised. The obligation of the Company to issue shares upon exercise of an option is also subject to the provisions of paragraph 7 below and to compliance WITH ALL APPLICABLE REQUIREMENTS of law with respect to the issuance and sale of such shares.
     (f) CANCELLATION OF OPTIONS. In the event of the dissolution or liquidation of the Company (whether or not as part of a corporate reorganization) or upon a merger, consolidation or other reorganization in which the Company is not the surviving
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corporation (a "Cancellation Event"), then all unexercised options, or portions thereof which remain outstanding on the date of consummation of the Cancellation Event shall be cancelled and be of no further force and effect; provided, however, that upon the approval of the Cancellation Event by the stockholders of the Company, or the approval of the Cancellation Event by the Board of Directors of the Company if stockholder approval is not required, each option will become exercisable as to all of the shares covered thereby, irrespective of the provisions of paragraph 6(c) above. The holder of each option shall be given prompt notice of such approval by the stockholders of the Company or its Board of Directors. To the extent that any option is exercised after the giving of such notice and prior to the consummation of the Cancellation Event with respect to shares as to which the option, but for the provisions of this paragraph, would not otherwise be exercisable (the "Unexercisable Portion of the Option") then any exercise of the Unexercisable Portion of the Option under this paragraph 6(f) shall not be effective until immediately prior to the consummation of the Cancellation Event. After the giving of such notice and prior to the consummation of the Cancellation Event, any option holder may also make his exercise of any exercisable portion of his option contingent on the consummation of the Cancellation Event. If the parties to the Cancellation Event should terminate it or if either of such parties is unable to meet the conditions precedent to the consummation of the Cancellation Event within the time scheduled therefor or any extension thereof mutually agreed upon by such parties, then any exercise of the Unexercisable Portion of the Option pursuant to this paragraph 6(f) and any contingent exercise of the exercisable portion of any option pursuant to the preceding sentence will be of no force and effect. Thereafter, outstanding options will be exercisable only to the extent permitted under other provisions of this Plan.
(g) OPTIONS NOT TRANSFERABLE. No option shall be transferable by the option holder other than by will or the applicable laws of descent and distribution.

     7. CONDITIONS. Until satisfaction of each of the following CONDITIONS, OPTIONS ISSUED UNDER the Plan shall not become exercisable and the Company shall have no obligation to issue shares upon exercise of any option at any time when any o~ the following conditions are not satisfied:
(a) The Plan has been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company at which a quorum was present in person or by PROXY;

     (b) The completion and continued effectiveness of registration and other qualification under all applicable federal and state laws, rules and regulations, including the Securities Act of 1933, of the shares of common stock issuable upon exercise of options granted under the Plan;
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     (c)  The shares issuable upon exercise of options granted under the Plan shall have been (and shall continue to be) admitted to trading upon official notice of issuance on any stock exchange on which the other shares of the Company's common stock are listed; and
     (d) The option holder has complied with all of the provisions of the applicable Stock Option Agreement.

     8. AMENDMENT OF PLAN. Without the prior approval of stockholders the Plan may not be amended so as to (i) increase the number of shares available under the Plan, except in accordance with the terms of the Plan as set forth in paragraph 4 hereof, (ii) decrease the option price except in accordance with the terms of the Plan as set forth in paragraph 4 hereof, and/or (iii) accelerate the initial commencement of exercisability except in accordance with paragraphs 6(c) and 6(f) hereof. Except for instances where such stockholder approval is required, the Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall change or impair any option previously granted without the consent of the option holder.

     9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any employee at any time, with or without cause.